Exhibit 10.1

AMENDMENT NO. 2 TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 to Registration Rights Agreement (this “Amendment”) is made and entered into as of October 16, 2026 by and among First Mid Bancshares, Inc., a Delaware corporation (the “Company”), EPL LINCO Trust, dated December 1, 2015 (the “Trust”), and, solely for purposes of Section 1.2 hereof, PL Generations LLC, a Delaware limited liability company (“PL Generations”).

RECITALS

WHEREAS, the Company and the Trust entered into that certain Registration Rights Agreement, dated as of February 22, 2021, as amended by Amendment No. 1 to Registration Rights Agreement, dated as of August 7, 2024 (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, Section 5.4 of the Agreement permits the amendment of the Agreement pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time;

WHEREAS, the Trust holds a majority of the Registrable Securities as of the date hereof; and

WHEREAS, the Trust desires to Transfer all or a portion of its Registrable Securities to PL Generations and to have PL Generations constitute a Permitted Transferee under the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Permitted Transferee Definition. The definition of “Permitted Transferee” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Transferee” means (a) with respect to a Holder that is an individual, (i) the individual’s parents and spouse and any of his or her lineal descendants (including by adoption), siblings and their respective spouses, and any person (other than a tenant or employee) sharing the household of such individual, or (ii) any trust for the primary benefit of the Holder and/or any person or persons identified in clause (a)(i) and any partnership, limited liability company, corporation or any other legal entity Controlled by the Holder and/or any person or persons identified in clause (a)(i), (b) with respect to any Holder that is a trust, partnership, limited liability company, corporation or other legal entity, any one or more of the trustees, grantors, settlors, beneficiaries, partners, members, shareholders or other owners, as applicable, of such entity, and (c) PL Generations LLC, a Delaware limited liability company.”

Section 1.2 Agreement to be Bound. PL Generations hereby agrees with the Company that, effective upon and only to the extent of any Transfer of Registrable Securities by the Trust to PL Generations in accordance with Article II and Section 3.6 of the Agreement, PL Generations shall be bound by the Agreement with respect to such Registrable Securities (including the Shares so Transferred) and shall thereafter be a “Holder” thereunder with respect to such Registrable Securities, in each case in accordance with the terms of the Agreement. As a condition to the inclusion of any such Registrable Securities in the Registration Statement, PL Generations shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in the form attached to the Agreement as Exhibit B and shall furnish such other information as required under Section 3.4(a) of the Agreement.

Section 1.3 Registration Statement. Following any Transfer described in Section 1.2 and the Company’s receipt of the information required under Section 1.2, the Company shall use commercially reasonable efforts to file with the SEC, as promptly as reasonably practicable, any prospectus supplement or post-effective amendment to the Registration Statement as may be necessary to name PL Generations as a selling stockholder with respect to the Registrable Securities so Transferred, for the remainder of the Effectiveness Period and subject to the terms of the Agreement.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Effect of Amendment. The Agreement is amended, as of the date hereof, by adding, deleting or otherwise modifying the provisions of the Agreement as noted herein. All other provisions of the Agreement remain intact and by signing below, each of the parties hereto (other than PL Generations, which shall be bound solely as provided in Section 1.2) reaffirms its agreement to be bound by the terms and conditions of the Agreement (as hereby amended by this Amendment), as applicable. This Amendment is part of the Agreement. Capitalized terms used but not defined in this Amendment shall have the same meanings ascribed to such terms in the Agreement.

Section 2.2 Ratification. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and as so amended by this Amendment, the Agreement shall be read, taken and construed as one and the same instrument. Upon the execution of this Amendment, each reference in the Agreement to “this Agreement,” “hereby,” “hereunder,” “herein,” “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment. Any and all notices, requests, certificates and other instruments executed and delivered prior to, on or after the date of this Amendment may refer to the Agreement without making specific reference to this Amendment, but nevertheless all such references shall mean the Agreement as amended by this Amendment unless the context otherwise requires.

Section 2.3 Governing Law; Counterparts. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. This Amendment may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(Signature pages follow)

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first written above.

COMPANY: FIRST MID BANCSHARES, INC.

By: /s/ Matthew K. Smith

Name: Matthew K. Smith

Title: President and Chief Executive Officer

Address for Notice:

1421 Charleston Ave.

Mattoon, IL 61938

Email Address: msmith@firstmid.com

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first written above.

HOLDER: EPL LINCO TRUST, DATED DECEMBER 1, 2015

By: /s/ Elizabeth Paige Laurie

Name: Elizabeth Paige Laurie

Title: Trustee

Address for Notice:

302 Campusview Drive, Suite 108

Columbia, MO 65201

Email Address: kyle@paigesports.com

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above solely for purposes of Section 1.2 hereof.

PERMITTED TRANSFEREE: PL GENERATIONS LLC (solely for purposes of Section 1.2)

By: /s/ Brent Karasiuk

Name: Brent Karasiuk

Title: Manager

Address for Notice:

302 Campusview Drive, Suite 108

Columbia, MO 65201

Email Address: brent@paigesports.com